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                    SECOND CONSOLIDATED AMENDED AND RESTATED
                            INTERCOMPANY DEMAND NOTE

                                                               February 20, 1996

         FOR VALUE RECEIVED, the undersigned, an Ohio corporation (the "Borrower"), promises to pay to the order of JACOR COMMUNICATIONS, INC., an Ohio corporation (the "Company"), at the Company's offices at 1300 PNC Center, Cincinnati, Ohio 45202, or such other address as the holder hereof shall have designated to the Borrower, on demand, any and all amounts as may from time to time be owing by the Borrower to the Company (including, without limitation, any and all amounts as may be owing by the Borrower to the Company on the date hereof pursuant to the Original Intercompany Demand Notes (as defined below) which this Second Consolidated Amended and Restated Intercompany Demand Note consolidates, amends and restates, but excluding amounts owing solely pursuant to any and all Intercompany Acquisition Demand Notes executed by the Borrower), together with interest on the unpaid principal amount hereof at a rate per annum equal to the Base Rate (to be computed on the basis of a 360-day year).

         Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Credit Agreement (as hereinafter defined).

         The Company shall, and is hereby authorized to, record on a schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each principal and interest payment hereunder. All payments of principal and interest on this Second Consolidated Amended and Restated Intercompany Demand Note shall be payable in lawful currency of the United States of America, in immediately available funds.

         This Second Consolidated Amended and Restated Intercompany Demand Note is issued as a replacement for each of the intercompany demand notes, dated January 11, 1993 which were consolidated, amended and restated

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in that certain Consolidated Amended and Restated Intercompany Demand Note
dated March 11, 1993 (collectively, the "Original Intercompany Demand Notes"), made by Borrower, and this Second Consolidated Amended and Restated Intercompany Demand Note is a continuation, restatement and extension of each of such Original Intercompany Demand Note.

         This Second Consolidated Amended and Restated Intercompany Demand Note is one of the Intercompany Demand Notes referred to in that certain Credit Agreement, dated as of February 20, 1996 (together with all amendments, modifications, restatements and supplements from time to time thereto, the "Credit Agreement"), among the Company, the banks identified therein (the "Banks"), the Co-Agents (as defined therein) and Banque Paribas, as agent (the "Agent"), to which Credit Agreement reference is hereby made for a statement of terms and provisions and for a description of the Company Pledge Agreement, dated as of February 20, 1996, pursuant to which this Second Consolidated Amended and Restated Intercompany Demand Note has been pledged to the Agent for the benefit of the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers as security for the Obligations. Payment of this Second Consolidated Amended and Restated Intercompany Demand Note is secured by that certain Second Amended and Restated Intercompany Security Agreement and Financing Statement, dated as of February 20, 1996 (as the same may be amended and modified in effect from time to time, the "Intercompany Security Agreement"), among the Borrower, the other Grantors named therein and the Company, and reference is hereby made to the Intercompany Security Agreement for a description of the properties mortgaged, pledged and assigned, the nature and extent of the collateral and the rights of the parties to the Intercompany Security Agreement in respect of such collateral.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Second





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Consolidated Amended and Restated Intercompany Demand Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         No delay on the part of the Company or any other holder of this Second Consolidated Amended and Restated Intercompany Demand Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Second Consolidated Amended and Restated Intercompany Demand Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Company or any other holder hereof.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, notice of dishonor and notice of the existence, creation or nonpayment of all or any of the loans or advances evidenced hereby.

         THIS SECOND CONSOLIDATED AMENDED AND RESTATED INTERCOMPANY DEMAND NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

Address:                                   JACOR BROADCASTING CORPORATION
                                           an Ohio corporation

1300 PNC Center                            By: /s/ R. Christopher Weber
201 East Fifth Street                          ------------------------
Cincinnati, Ohio 45202                     Its:    SVP
                                               ------------------------

                          Pay to the order of
                                              --------------------------
                                               JACOR COMMUNICATIONS, INC.

                                           By: /s/ R. Christopher Weber
                                               ------------------------
                                           Its:    SVP & CFO
                                               ------------------------


                                           By: /s/ Jon M. Berry
                                               ------------------------
                                           Its:    SVP & Treasurer
                                               ------------------------





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